SIMPLE INTEREST COMMERCIAL PROMISSORY NOTE

PRINCIPAL AMOUNT $287,000.00 NO. 3

FOR VALUE RECEIVED the Undersigned jointly and severely promises to pay to the order of **DAVID PETRECCIA, M.D.** (Payee) the sum of:

TWO HUNDRED EIGHTY-SEVEN THOUSAND Dollars ($287,000.00)

together with interest on the unpaid balance outstanding from time to time at the rate set out below. Interest will accrue on the outstanding unpaid principal balance for each day that any amount is outstanding and will continue to accrue until this note is paid in full.

The interest rate on this note will be fixed at six percent (6%) per annum. Simple interest shall be calculated on this note on the basis of 365/365.

Undersigned shall pay this note as follows:

The term of this note shall be ten (10) years starting March 1, 2005. Interest shall accrue on outstanding Principle balance during the term of this note from the date funds were received.

Monthly Principal payments shall be as follows:

(a) $500.00 per month commencing April 1, 2006;

(b) Every six (6) months after commencing Principal payments, monthly Principal payments shall increase by an amount of $500.00 (i.e. $1,000.00 per month beginning November 1, 2006; $1,500.00 per month beginning April 1, 2007, etc.), up to a maximum of $2,000.00 per month, unless accelerated as set forth in (c) below; and

(c) Monthly Principal payments shall be accelerated upon Undersigned's achievement of three (3) months consecutive positive cash flow as follows:

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(i) five percent (5%) payment on Principal due with in forty-five (45) days subsequent to Undersigned's achievement of three (3) months positive cash flow; and

(ii) upon Undersigned's achievement of three (3) months positive cash flow, monthly payments shall increase to $5,000.00 per month thereafter. The Undersigned shall pay Payee at such place as Payee shall designate in writing.

The final payment of any residual balance, including remaining Principal and accrued Interest (balloon payment), will become due and payable on February 1, 2015.

1. The following shall be deemed to be events of default hereunder:

(a) Failure of the Undersigned to pay any installment principal or interest on this Note on any due date provided such nonpayment continues for a period of one hundred twenty (120) days;

(b) The filing of any petition by the Undersigned or against the Undersigned under the Federal Bankruptcy Act as now or hereafter in force for any relief based upon an allegation of Undersigned's insolvency, or adjudication of the Undersigned as a bankrupt under said act;

(c) The filing of a petition against the Undersigned for reorganization of the Undersigned under the Federal Bankruptcy Act as now or hereafter in force, and the approval of such petition by any United States District Court or Judge thereof;

(d) The execution and delivery by the Undersigned of a general assignment for the benefit of creditors;

(e) The appointment of a Receiver of the Undersigned by a Court of competent jurisdiction, which appointment of a Receiver shall not have been vacated within a period of (30) days after the date of the appointment of such Receiver.

(f) If this Note is secured by a Security Agreement or Deed of Trust, upon the breach of any covenant contained in such Security Agreement or Deed of Trust; and

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(g) Failure of the Undersigned on February 1, 2015, to pay any then unpaid balance of this Note.

2. The unpaid balance of this note shall become immediately due and payable at the election of Payee upon the occurrence of any of the events of default above designated as "(a) to (f)". In case of such acceleration, the Payee may charge interest at the legal rate from the date such acceleration takes place upon the unpaid balance of principal and interest on the note.

3. The Undersigned shall have the right at any time to prepay the entire unpaid amount of this Note and from time to time make partial prepayments thereof in any amount without penalty or premium provided such prepayment is made on an installment due date.

4. While this Note remains unpaid the Undersigned shall not assign any interest (beneficial or otherwise) in this Note to any third parties without the written consent of the Payee.

5. This note is subject to Section 2966 of the Civil code which provides that the holder of this note shall give written notice to the Payee, or his successor in interest, of the prescribed information at least 90 and not more than 150 days before balloon payment is due.

6. Payee may retain someone else to help collect this Note if the Undersigned is in default. The Undersigned shall pay the Payee that amount. This includes Payee's attorney's fees and costs whether or not there is a lawsuit, including any fees on appeal. Payee may delay enforcing any of his rights without waiving them. The Undersigned agrees to submit to the jurisdiction of the court in the county in which Payee is located.

7. The Undersigned waives notice of any extension hereof and shall be bound to pay this Note. No party shall be released or discharged from liability by reason of any extension of time to pay installment or installments or by reason of the Payee's waiver of any term or condition of this Note. All parties hereto waive presentation for payment, demand for payment, protest and notice of protest, non-payment, dishonor and the Payee's election to accelerate the maturity of the unpaid balance of

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this Note.

8. Wherever "Payee" is referred to herein, it shall be deemed to refer to the Payee herein named or any other assignee or subsequent holder of this Note.

9. Each of the Undersigned hereby agrees that the term "Undersigned" as used herein means any one or more of them.

10. Undersigned authorizes the Payee to surrender this Promissory Note to the person making the final payment.

11. This Note shall be governed by the Laws of the State of California.

CRYOPORT SYSTEMS, INC.

Peter Berry

PETER BERRY, CEO

David C Petering

8/26/05

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